UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 13, 2011

BEACON POWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31973 (Commission File Number)	04-3372365 (IRS Employer Identification No.)

65 Middlesex Road

Tyngsboro, Massachusetts 01879

(Address of Principal Executive Offices)  (Zip Code)

(978) 694-9121

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

On July 13, 2011 Beacon Power Corporation (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”).  Four proposals were before the Annual Meeting: (1) the election of F. William Capp, Daniel E. Kletter, Virgil G. Rose, Jack P. Smith and Edward A. Weihman as directors of the Company to serve until the 2012 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; (2) the ratification of the appointment of Miller Wachman LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year; (3) a non-binding vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the Company’s Proxy Statement for the Meeting; and, (4) a non-binding vote to determine the frequency of conducting future advisory votes on executive compensation.

Only stockholders of record as of the close of business on May 27, 2011 were entitled to vote at the Annual Meeting.  As of May 27, 2011, 26,116,674 shares of common stock of the Company were outstanding and entitled to vote at the Annual Meeting.  At the Annual Meeting, 18,796,950 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum.

All of the proposals were approved.  The votes with respect to the proposals are set forth below.

(1) Election of the Directors of the Company:

Name of Director Nominees	For	Withheld	Broker Non-Votes
F. William Capp	2,504,453	871,721	15,420,776
Daniel E. Kletter	2,674,225	701,949	15,420,776
Virgil G. Rose	2,665,644	710,530	15,420,776
Jack P. Smith	2,730,756	645,418	15,420,776
Edward A. Weihman	2,688,577	687,597	15,420,776

(2) Ratification of the appointment of Miller Wachman LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year:

For	Against	Abstain	Broker Non-Votes
16,696,685	1,118,928	981,337	-0-

(3) A non-binding vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the Company’s Proxy Statement for its 2011 Annual Meeting of Stockholders:

For	Against	Abstain	Broker Non-Votes
1,996,886	1,211,596	167,692	15,420,776

(4) A non-binding vote to determine the frequency of conducting future advisory votes on executive compensation:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
2,806,139	221,057	206,148	142,830	15,420,776

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Dated: July 19, 2011	By:	/s/ James M. Spiezio
James M. Spiezio
Chief Financial Officer